Exhibit 21.1

SUBSIDIARIES OF DASEKE, INC.

1.
Alabama Carriers, LLC (Tennessee)
2.
Aveda Transportation and Energy Services Inc. (Federal)
3.
Bed Rock, Inc. (Missouri)
4.
Big Freight Systems Inc. (Federal)
5.
Boyd Bros. Transportation, LLC (Delaware)
6.
Boyd Logistics Properties, LLC (Ohio)
7.
Boyd Logistics, LLC (Alabama)
8.
Bros., LLC (South Carolina)
9.
Builders Transportation Co., LLC (Tennessee)
10.
Bulldog Hiway Express, LLC (South Carolina)
11.
Bulldog Hiway Logistics, LLC (Delaware)
12.
Central Oregon Truck Company, LLC (Oregon)
13.
Daseke Companies, Inc. (Delaware)
14.
Daseke Fleet Services, LLC (Delaware)
15.
Daseke Leasing Services, LLC (Delaware)
16.
Daseke Lone Star, LLC (Delaware)
17.
Daseke MFS LLC (Delaware)
18.
Daseke RM LLC (Delaware)
19.
Daseke ST LLC (Delaware)
20.
Daseke TRS LLC (Delaware)
21.
Daseke TSH LLC (Delaware)
22.
Daseke, Inc. (Delaware)
23.
E.W. Wylie, LLC (North Dakota)
24.
Fleet Movers, Inc. (Tennessee)
25.
Hornady Logistics, LLC (Delaware)
26.
Hornady Transportation, LLC (Alabama)
27.
Hornady Truck Line, LLC (Alabama)
28.
J. Grady Randolph, LLC (South Carolina)
29.
JD And Partners, LLC (Tennessee)
30.
JGR Logistics, LLC (Delaware)
31.
Kelsey-Trail Trucking Ltd. (Saskatchewan)
32.
Lone Star Transportation, LLC (Texas)
33.
Omnia Risk Retention Group, Inc.
34.
Rand, LLC (Tennessee)
35.
Randolph Brothers, LLC (South Carolina)
36.
Roadmaster Equipment Leasing, Inc. (Delaware)
37.
Roadmaster Group II, LLC (Delaware)
38.
Roadmaster Specialized, Inc. (Arizona)
39.
Rodan Transport (U.S.A.) Ltd. (Delaware)
40.
RT & L, LLC (Tennessee)
41.
Smokey Point Distributing, LLC (Washington)
42.
Steelman Transportation, LLC (Missouri)
43.
Tennessee Steel Haulers, LLC (Tennessee)
44.
TexR Equipment, LLC (Texas)
45.
TM Transport And Leasing, LLC (Tennessee)
46.
TNI (USA), Inc. (Delaware)
47.
TSH International Services (Monterry, Nuevo Leon)
48.
WTI Transport, LLC (Alabama)